EXHIBIT 99.1

                                                             PEABODY ENERGY
[PEABODY LOGO]                                               NEWS RELEASE

                                                             CONTACT:
                                                             Vic Svec
                                                             (314) 342-7768


FOR IMMEDIATE RELEASE
January 30, 2003


                  PEABODY ENERGY (NYSE: BTU) ANNOUNCES RESULTS
                FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2002

o        NET INCOME INCREASES $126.6 MILLION YEAR OVER YEAR

o        OPERATING PROFIT INCREASES 17% AND EBITDA* INCREASES 6% FOR THE YEAR

o        EARNINGS PER SHARE TOTAL $1.96 FOR THE YEAR

o        OPERATING CASH FLOW INCREASES 34%

ST. LOUIS, Jan. 30 - Peabody Energy (NYSE: BTU) today reported 2002 net income of $105.5 million, a $126.6 million increase over pro forma 2001 results. Earnings per share totaled $1.96 for the year, including a $0.74 per share tax benefit and $0.19 per share after-tax charge in the fourth quarter. Operating profit for 2002 increased 17 percent to $173.7 million, while 2002 EBITDA* increased 6 percent to $406.1 million. Operating cash flow for 2002 improved 34 percent to $231.2 million.

         "We are pleased that Peabody posted improvements in key 2002 financial measures in the face of many challenges," said Peabody Energy Chairman and Chief Executive Officer Irl F. Engelhardt. "Peabody expects the markets to show improvement in 2003, and we have considerable upside when this improvement occurs."

FINANCIAL RESULTS

         EBITDA increased 6 percent to $406.1 million. Operating profit for the year increased to $173.7 million from $148.2 million in the prior year. Revenues rose 5 percent for the full year, driven by improved pricing and a 2 percent increase in sales volume. Revenue increases more than offset cost increases from operating certain mines below capacity and higher revenue-based royalties and taxes.

         For the quarter, operating profit totaled $12.2 million compared with $29.2 million in the prior year, while EBITDA totaled $68.2 million compared with $87.7 million in 2001. Operating


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

EXHIBIT 99.1
PEABODY ENERGY ANNOUNCES RESULTS - ADD ONE

profit and EBITDA were impacted by a $17.2 million charge ($0.19 per share after tax) associated with a Jan. 15, 2003 U.S. Supreme Court ruling and a $13 million charge ($0.15 per share after tax) related to previously announced measures to improve the cost structure. During the quarter, the company and its subsidiaries reduced the work force by approximately 400 as they suspended two higher-cost mines in West Virginia, closed a high-cost mine in Western Kentucky and took other cost-cutting actions.

         Interest expense for 2002 improved 23 percent due to reduced debt levels and lower short-term interest rates on floating rate debt. The net debt position improved to $958 million, while the EBITDA interest coverage ratio improved from 2.9 times to 4 times.

         During the quarter, the company recognized a $45 million net tax benefit, which includes the impact of property transactions, the Supreme Court ruling and their impact on the overall 2002 tax rate.

         Net income totaled $29.7 million for the quarter and $105.5 million for the year, compared with $3.9 million and a pro forma loss of $21.1 million in the prior year (which included a $37.5 million extraordinary loss from debt extinguishment).

GROWTH INITIATIVES

         Peabody invested $254 million in capital expenditures and acquisitions during 2002 as the company built new mines to lower costs and serve long-term contracts, and acquired reserves and operations. The company anticipates 2003 capital expenditures of approximately $175 million to $200 million.

         During 2002, Peabody:

    o Began shipping from four new mines in Kentucky, Illinois and West Virginia, and commissioned draglines in Wyoming and Indiana to improve the cost structure;

    o    Formed an alliance with Penn Virginia Resource Partners, L.P. (NYSE:
         PVR) by contributing 120 million tons of coal reserves in exchange for $72.5 million in cash and 2.76 million units, or 15 percent, of the master limited partnership;

    o Acquired the 1.3 million metric tonne per year Wilkie Creek Coal Mine with approximately 600 million tonnes of in-place coal resources in Queensland, Australia;

    o Purchased a 25 percent interest in Arclar Company, LLC, which owns the new Willow Lake and Cottage Grove mines in Southern Illinois along with more than 50 million tons of coal reserves. Peabody's 82 percent-owned Black Beauty unit owns the remaining 75 percent;


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

EXHIBIT 99.1
PEABODY ENERGY ANNOUNCES RESULTS - ADD TWO

    o Acquired 100 million tons of coal reserves and 22,000 surface acres in Western Kentucky to lower costs and facilitate future mine development;

    o Completed the expected sale of a landfill in Imperial County, Calif., in the fourth quarter. The 4,000-acre site was developed and permitted by Peabody using idle assets to serve Los Angeles County. Profits from the transaction total $10.1 million, raising 2002 profits from property transactions to approximately those of 2001; and

    o Received the final air quality permit for the 1,500-megawatt Thoroughbred Energy Campus, a planned generating plant and mine in Western Kentucky. Peabody signed a transmission agreement and received its water withdrawal permit for the planned 1,500-megawatt Prairie State Energy Campus in Illinois. The company will continue the permitting process and seek partners for these projects during 2003.

MARKET OVERVIEW

         Total U.S. coal used for electricity generation grew by approximately 1 percent in 2002, although demand was lower by 20 to 30 million tons due to customer stockpile reductions, mild weather in the first quarter and decreased industrial electricity demand. Year-end customer inventories are estimated at approximately 125 to 130 million tons, which is near normal levels. At a delivered cost of approximately $1.20 per million Btu in 2002, coal's competitiveness with other fuels improved steadily through the year.

         Peabody expects normal weather patterns and high natural gas prices to positively impact coal-fueled generation and increase coal demand approximately 2 percent in 2003, while financial concerns for certain producers may affect industry production. The company expects steady improvements in coal demand to occur throughout 2003, and believes a sustained economic recovery, severe weather or natural gas shortages could tax generating capacity and coal supplies.

OUTLOOK

         Peabody is targeting 2003 EBITDA in the range of the $406 million reported for 2002. Full year targets reflect demand improvements in the second half of 2003, the positive effects of new mines installed in 2002 and 2003, and operating cost initiatives.

         Peabody's 2003 targets include higher health care and pension expenses due to changes in actuarial assumptions, most of which are non-cash. In 2003, Peabody expects to incur


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

EXHIBIT 99.1
PEABODY ENERGY ANNOUNCES RESULTS - ADD THREE

approximately $30 million in additional non-cash health care expenses (approximately $20 million is related to lower interest discount rates, with approximately $10 million primarily related to higher long-term medical and prescription drug inflation). Lower interest discount rates and lower return assumptions, coupled with recent equity market performance, will increase pension expense approximately $10 million in 2003.

         In addition, the industry is required to adopt a new accounting standard in 2003, SFAS 143, "Accounting for Asset Retirement Obligations," for recording post-mining reclamation liabilities. This accounting change is expected to result in a one-time pre-tax gain of approximately $75 million in 2003 to reduce a portion of the previously recorded liability, offset by higher operating charges of approximately $24 million.

         The estimated impact of the three items discussed above on various financial measures follows:

         (Dollars in Millions)

                                           RETIREE
                                           HEALTH                            ESTIMATED
                                            CARE      PENSION    SFAS 143     IMPACT
                                           -------    -------    --------    --------
EBITDA                                     $  (30)    $  (10)    $   11      $  (29)
OPERATING PROFIT                           $  (30)    $  (10)    $  (24)     $  (64)
CUMULATIVE EFFECT (PRE-TAX)                    --         --     $   75      $   75
OPERATING CASH FLOW                        $    0     $  (10)    $    0      $  (10)

         First quarter EBITDA is targeted in the range of $80 to $90 million, impacted by expected repairs at three customer plants and Peabody's plans to operate at reduced levels due to a conservative view of the market during the first quarter. Overall production is expected to rise in the last three quarters to match the 177 million ton total for 2002.

         Should markets improve in 2003, Peabody has up to 15 to 20 million tons of additional annual capacity available. Approximately 8 million tons of planned 2003 production and 75 million tons of planned 2004 production remains to be priced, which positions the company to benefit from improving markets.


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

EXHIBIT 99.1
PEABODY ENERGY ANNOUNCES RESULTS - ADD FOUR

         "2002 marked continued growth in EBITDA, operating profit, earnings and cash flow. Demonstrating our strong cash flow, the net debt position improved for the third consecutive year as Peabody invested $254 million in capital expenditures and accretive acquisitions," said Executive Vice President and Chief Financial Officer Richard A. Navarre. "In 2003, Peabody is focused on improving our margins and cash flow and is targeting 10 to 20 percent growth in operating cash flows."

         Peabody Energy (NYSE: BTU) is the world's largest private-sector coal company. Its coal fuels more than 9 percent of all U.S. electricity generation and more than 2 percent of worldwide electricity generation.

NOTE: For comparison purposes, prior-year pro forma data exclude the gain on, and results of, Peabody Resources Limited operations that were sold in January 2001, and discontinued operations. 2001 pro forma data also include a $37.5 million extraordinary charge for debt extinguishment.

* EBITDA (also called adjusted EBITDA) is defined as income from continuing operations before deducting net interest expense, income taxes, minority interests and depreciation, depletion and amortization. EBITDA, which is not calculated identically by all companies, is not a substitute for operating income, net income and cash flow as determined in accordance with generally accepted accounting principles. Management believes it is a useful indicator of its ability to meet debt service and capital expenditure requirements.

Certain statements in this press release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include, but are not limited to: growth in coal and power markets; coal's share of electricity generation; timing of reductions in customer coal inventories; the pace and extent of the economic recovery; severity of weather; railroad and other transportation performance and costs; the ability to renew sales contracts upon expiration or renegotiation; the ability to successfully implement operating strategies; the effectiveness of cost-cutting measures; regulatory and court decisions; future legislation; changes in postretirement benefit and pension obligations; credit, market and performance risk associated with customers; modification or termination of long-term coal supply agreements; reduction of purchases by major customers; risks inherent to mining including geologic conditions or unforeseen equipment problems; implementation of new accounting standards and other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission. These factors are difficult to accurately predict and may be beyond the control of the company.


                                      -30-

EXHIBIT 99.1

CONDENSED INCOME STATEMENTS (UNAUDITED)
QUARTERS AND YEARS ENDED DECEMBER 31, 2002 AND 2001               [PEABODY LOGO]
--------------------------------------------------------------------------------
(Dollars in Millions, Except Per Share Data)

                                                                      Quarter Ended                     Year Ended
                                                               ----------------------------    -----------------------------
                                                                                                               Pro Forma (1)
                                                                 December        December        December        December
                                                                   2002            2001            2002             2001
                                                               ------------    ------------    ------------    -------------
Tons Sold (Millions)                                                   50.0            50.4           197.9           194.4
                                                               ============    ============    ============    ============

Revenues                                                       $      669.8    $      646.1    $    2,717.1    $    2,588.6
Operating Costs                                                       572.4           533.0         2,209.6         2,101.6
Depreciation, Depletion & Amortization                                 56.0            58.5           232.4           233.2
Selling & Administrative                                               29.2            25.4           101.4           105.6
                                                               ------------    ------------    ------------    ------------
    Operating Profit                                                   12.2            29.2           173.7           148.2
Interest Income                                                        (0.9)           (0.7)           (7.6)           (3.9)
Interest Expense                                                       25.7            25.4           102.5           132.3
                                                               ------------    ------------    ------------    ------------
    Income (Loss) Before Taxes & Minority Interests                   (12.6)            4.5            78.8            19.8
Income Tax Benefit                                                    (44.6)           (2.8)          (40.0)           (6.7)
Minority Interests                                                      2.3             2.0            13.3            10.1
                                                               ------------    ------------    ------------    ------------
    Income Before Extraordinary Item                                   29.7             5.3           105.5            16.4
Extraordinary Loss from Debt
  Extinguishment, Net of Taxes                                           --            (1.4)             --           (37.5)
                                                               ------------    ------------    ------------    ------------
    Net Income (Loss)                                          $       29.7    $        3.9    $      105.5    $      (21.1)
                                                               ============    ============    ============    ============

Diluted EPS - Income before Extraordinary Item (2)             $       0.55    $       0.10    $       1.96              nm
                                                               ============    ============    ============

EBITDA                                                         $       68.2    $       87.7    $      406.1    $      381.4
                                                               ============    ============    ============    ============

(1) Excludes gain on, and results of, Peabody Resources Limited operations sold in January 2001, and discontinued operations.

(2) Weighted average diluted shares outstanding were 53.9 and 53.7 million for the quarters ended December 31, 2002 and 2001, respectively, and
         53.8 million for the year ended December 31, 2002.

This information is intended to be reviewed in conjunction with the company's filings with the Securities and Exchange Commission.

EXHIBIT 99.1


SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
QUARTERS AND YEARS ENDED DECEMBER 31, 2002 AND 2001               [PEABODY LOGO]
--------------------------------------------------------------------------------


                                                                    Quarter Ended              Year Ended
                                                               -----------------------   --------------------------
                                                                                                      Pro Forma (1)
                                                                December     December     December      December
                                                                  2002         2001         2002          2001
                                                               ----------   ----------   ----------   ------------
Revenue Summary (Dollars in Millions)
  U.S. Mining Operations                                       $    606.0   $    583.8   $  2,483.5     $  2,341.0
  Trading & Brokerage Operations                                     52.8         60.6        205.0          221.0
  Australian Mining Operations                                        8.5           --          9.9             --
  Other                                                               2.5          1.7         18.7           26.6
                                                               ----------   ----------   ----------     -----------
    Total                                                      $    669.8   $    646.1   $  2,717.1     $  2,588.6
                                                               ==========   ==========   ==========     ===========
Tons Sold (in Millions)
  East                                                               11.7         12.0         48.1           51.8
  West                                                               32.4         33.2        128.6          127.2
  Australia                                                           0.3           --          0.4             --
  Trading & Brokerage                                                 5.6          5.2         20.8           15.4
                                                               ----------   ----------   ----------     -----------
    Total                                                            50.0         50.4        197.9          194.4
                                                               ==========   ==========   ==========     ===========
Revenues per Ton - U.S. Mining Operations
  East                                                         $    26.22   $    24.98   $    26.31     $    24.77
  West                                                               9.22         8.54         9.48 (2)       8.32
    Total                                                           13.73        12.90        14.05          13.08
Operating Costs per Ton - U.S. Mining Operations (3)
  East                                                         $    22.74   $    21.63   $    21.73     $    20.94
  West                                                               6.48         6.09         6.71           5.97
    Total                                                           10.79        10.21        10.79          10.31
Gross Margin per Ton - U.S. Mining Operations (3)
  East                                                         $     3.48   $     3.35   $     4.58     $     3.83
  West                                                               2.74         2.45         2.77 (2)       2.35
    Total                                                            2.94         2.69         3.26           2.77
Operating Profit per Ton                                       $     0.24   $     0.58   $     0.88     $     0.76

                                                                 Dollars in Millions        Dollars in Millions
                                                               -----------------------   -------------------------
Gross Margin - U.S. Mining Operations                          $    129.8   $    121.8   $    576.3     $    496.7
Gross Margin - Australian Mining Operations                           2.2           --          3.0             --
Gross Margin - Trading & Brokerage Operations (4)                     3.7          5.3         37.0           31.6
Selling & Administrative                                            (29.2)       (25.4)      (101.4)        (105.6)
Other Operating Costs and Revenues                                  (38.3)       (14.0)      (108.8)         (41.3)
EBITDA                                                               68.2         87.7        406.1          381.4
Depreciation, Depletion & Amortization                              (56.0)       (58.5)      (232.4)        (233.2)
Operating Profit                                                     12.2         29.2        173.7          148.2
Capital Expenditures and Acquisitions                                47.2         70.2        254.1          243.8

(1) Excludes gain on, and results of, the operations of Peabody Resources Limited sold in January 2001, and discontinued operations.

(2) The favorable effects of the arbitration settlements on revenues and gross margin were $0.33 and $0.29, respectively, for the year ended December 31, 2002.

(3) Excludes depreciation, depletion, and amortization; selling and administrative expenses; and certain other costs related to past mining activities.

(4) Tons traded (in millions) for the quarter and year ended December 31, 2002 were 11.0 and 66.9 respectively, compared to 17.9 and 53.7 for the corresponding prior periods.


This information is intended to be reviewed in conjunction with the company's filings with the Securities and Exchange Commission.

EXHIBIT 99.1

CONDENSED BALANCE SHEETS
DECEMBER 31 AND SEPTEMBER 30, 2002 AND DECEMBER 31, 2001          [PEABODY LOGO]
--------------------------------------------------------------------------------

(Dollars In Millions)

                                                            (Unaudited)    (Unaudited)
                                                            December 31,   September 30,   December 31,
                                                               2002            2002            2001
                                                            ------------   -------------   ------------
Cash & Cash Equivalents                                     $      71.2     $      15.9     $      38.6
Receivables                                                       153.2           165.5           178.1
Inventories                                                       229.7           231.2           215.7
Assets from Coal/Allowance Trading Activities                      69.9            75.0            60.5
Other Current Assets                                               25.9            42.0            34.6
                                                            -----------     -----------     -----------
  Total Current Assets                                            549.9           529.6           527.5
Net Property, Plant & Equipment                                 4,273.0         4,380.4         4,337.4
Investments & Other Assets                                        317.2           293.6           286.0
                                                            -----------     -----------     -----------
  Total Assets                                              $   5,140.1     $   5,203.6     $   5,150.9
                                                            ===========     ===========     ===========

Current Maturities of Debt                                  $      47.5     $      50.6     $      46.5
Liabilities from Coal/Allowance Trading Activities                 37.0            43.8            45.7
Accounts Payable & Accruals                                       547.0           571.9           592.1
                                                            -----------     -----------     -----------
  Total Current Liabilities                                       631.5           666.3           684.3
Long-Term Debt                                                    981.7           997.3           984.6
Deferred Taxes                                                    499.3           580.4           564.8
Other Long-Term Liabilities                                     1,909.4         1,822.6         1,834.6
                                                            -----------     -----------     -----------
  Total Liabilities                                             4,021.9         4,066.6         4,068.3
Minority Interests                                                 37.1            36.7            47.1
Stockholders' Equity                                            1,081.1         1,100.3         1,035.5
                                                            -----------     -----------     -----------
  Total Liabilities & Stockholders' Equity                  $   5,140.1     $   5,203.6     $   5,150.9
                                                            ===========     ===========     ===========


This information is intended to be reviewed in conjunction with the company's filings with the Securities and Exchange Commission.

EXHIBIT 99.1

CONDENSED INCOME STATEMENT (UNAUDITED)
RECONCILIATION OF PRO FORMA AND GAAP RESULTS
YEAR ENDED DECEMBER 31, 2001                                      [PEABODY LOGO]
--------------------------------------------------------------------------------

(Dollars in Millions)

                                              Pro Forma      Adjustments
                                              Year Ended     to Reconcile     Year Ended
                                             Dec. 31, 2001   to GAAP (1)     Dec. 31, 2001
                                             -------------   ------------    -------------
Revenues                                      $  2,588.6      $     20.5      $  2,609.1
Operating Costs                                  2,101.6            13.6         2,115.2
Depreciation, Depletion & Amortization             233.2             2.3           235.5
Selling & Administrative                           105.6             0.3           105.9
Gain on Sale of Peabody Resources Limited             --          (171.7)         (171.7)
                                              ----------      ----------      ----------
  Operating Profit                                 148.2           176.0           324.2
Interest Income                                     (3.9)             --            (3.9)
Interest Expense                                   132.3             0.6           132.9
Income Tax Expense (Benefit)                        (6.7)           48.1            41.4
Minority Interests                                  10.1              --            10.1
                                              ----------      ----------      ----------
  Income from Continuing Operations                 16.4           127.3           143.7
Income from Discontinued Operations                   --             1.1             1.1
                                              ----------      ----------      ----------
  Income Before Extraordinary Item                  16.4           128.4           144.8
Extraordinary Loss from Debt
 Extinguishment, Net of Taxes                      (37.5)             --           (37.5)
                                              ----------      ----------      ----------
  Net Income (Loss)                           $    (21.1)     $    128.4      $    107.3
                                              ==========      ==========      ==========

(1) Represents gain on, and results of, Peabody Resources Limited operations sold in January 2001, and discontinued operations (and related tax effects).

This information is intended to be reviewed in conjunction with the company's filings with the Securities and Exchange Commission.